AGREEMENT


     This Agreement is made this 2nd day of January, 1997, between BLUE VALLEY BANCORP, a Kansas corporation (the "Borrower"), BANK OF BLUE VALLEY, a Kansas corporation (the "Subsidiary Bank"), and BOATMEN'S FIRST NATIONAL BANK OF KANSAS CITY (the "Bank"), having its principal office at 14 West 10th Street, Kansas City, Missouri.

     Subject to the terms and conditions of this Agreement and the Note and Security Agreement hereunder, the Bank agrees to extend credit to the Borrower in an amount not to exceed TWO MILLION EIGHT HUNDRED EIGHTY-SEVEN THOUSAND FIVE HUNDRED DOLLARS ($2,887,500).

     1. Promissory Note. The loan to be made hereunder will be evidenced by the Note which will be payable on the following terms:

          1.1 Interest. The Note will bear interest on the unpaid balance at Boatmen's First National Bank of Kansas City Corporate Base Rate. The interest rate will change daily. Interest will be payable quarterly commencing March 31, 1996.

          1.2 Maturity. The entire unpaid balance of the Note and all accrued interest will be due and payable ON DEMAND, but no later than December 31, 1997.

          1.3 It is the Bank's expectation that, if the Borrower reduces the principal amount of the note in the amount of $350,000 on or before December 31, 1997, the Note will be renewed from time to time on principally the same terms and under the same conditions until the Borrower's obligation is paid in full. Notwithstanding the above, the Borrower understands that should the Bank determine, in its absolute discretion, that Borrower's credit standing is unsatisfactory, the Note will not be renewed by the Bank and must be paid in full.

     2. Collateral Security. Payment on the Note will be secured by a first pledge and security interest covering TWO HUNDRED FIFTY-EIGHT THOUSAND (258,000) shares of the capital stock of the Bank of Blue Valley.

     3. Conditions of Lending. Until payment in full of the Note, the Borrower agrees that, unless the Bank otherwise consents in writing, the Borrower will perform or cause to be performed the following:

          3.1 Records. Accurate books and records of account will be maintained by the Borrower and the Subsidiary Bank in accordance with sound accounting practices consistently applied, and the Bank and its designated representatives will have the right to examine such books and records, and to discuss the affairs, finances, accounts, and content of such books and records of the Borrower and the Subsidiary Bank.

          3.2 Financial Statements. Furnish within ninety (90) days after the close of each fiscal year of the Borrower, complete copies of the balance sheets as of the close of such fiscal year and the profit and loss statements and surplus reconciliations of the Borrower for such fiscal year prepared in accordance with sound accounting principles by accountants and in form satisfactory to the Bank.

          3.3 Reports. Furnish within thirty (30) days after each filing thereof: (a) copies of the FRY-6 Annual Report of the Borrower to the Federal Reserve System; and (b) copies of all Consolidated Reports of Condition and Consolidated Reports of Income and Call Reports filed by the Subsidiary Bank with the appropriate regulatory agency.

          3.4 Other Information. Such other information concerning the Borrower and Subsidiary Bank as the Bank might reasonably request.

     4. Adverse Change. The Borrower will immediately advise the Bank of any requirement by the regulatory authorities for additional capital in the Subsidiary Bank, or the institution of any agreement, order, or proceeding between any regulatory authority and the Borrower or Subsidiary Bank, whether or not such agreement, order, or proceeding is agreed to by the Borrower or Subsidiary Bank. The Borrower will immediately advise the Bank of any significant litigation or other matter which might result in a material adverse change in the financial condition of the Borrower or the Subsidiary Bank.

     5. Change in Ownership. Any change in control of the ownership of the Borrower or any merger or consolidation with or into another corporation or other disposition of property by the Borrower, without the prior written consent of the Bank, shall constitute an event of default and upon such an occurrence the Bank may demand the entire obligation of the Borrower to be immediately due and payable. Borrower agrees to immediately notify Bank of any such change in ownership.

     6. In the event additional capital shall be injected in Subsidiary Bank, whether by capital note, stock or in other form, such capital note, stock or other instrument shall be immediately pledged to the Bank.

     7. If default shall be made in the due observance or performance of any terms, covenants or agreements in this Agreement, the Bank may demand the entire obligation of the Borrower to be due and payable. No failure on the part of the Bank to exercise and no delay in exercising any right hereunder shall operate as a waiver thereof.

     8. This Agreement and the rights and obligations of the parties shall be governed by the interpreted in accordance with the laws of the State of Missouri.

     9. This Agreement is the final expression of the agreement between Boatmen's and the Borrower(s). This Agreement may not be contradicted by evidence of any prior oral agreement or of a contemporaneous oral agreement between the parties.

     All the terms of the final agreement of the parties not set forth above or which vary any terms set forth above, including any previous oral agreements, are as follows:

     No unwritten oral agreement between the parties exists.


                                        BLUE VALLEY BANCORP
                                                       "Borrower"


                                        By:      /s/ Robert D. Regnier
                                        Title:_________________________________


                                        BANK OF BLUE VALLEY
                                                       "Subsidiary Bank"


                                        By:      /s/ Robert D. Regnier
                                        Title:_________________________________


                                        BOATMEN'S FIRST NATIONAL BANK
                                        OF KANSAS CITY
                                                       "Bank"


                                        By:     /s/  Deon Pitsor
                                        Title: Vice President